Exhibit 10.22

Tianjin Boai Pharmaceutical Co., Ltd.

Contract of Purchases and Sales of Products

Supplier: Tianjin Boai Pharmaceutical Co., Ltd.	Contract No.:
Acquirer: Hebei Dongsheng Yinghua Medicine Co, Ltd.	Signing Place:
Signing Date: Jan 4, 2010

1. Category, Specification, Quantity and Price

	Product				Subtotal
Product Name		Unit	Quantity	Unit Price
	Standard				Amount
Semifluid Extract of
Motherwort Compound	15g×6	Box	5,000	670	3,350,000
Semifluid Extract of
Motherwort Compound	60g	Box	4,000	600	2,400,000
Semifluid Extract for
Clearing away the
Lung-heat and	60g	Box	6,000	500	3,000,000
Reducing Internal-heat
Semifluid Extract for
nourishing Yin and
Clearing away the	10ml×8	Box	5,000	1,050	5,250,000
Lung-heat
Semifluid Extract for
Tonifying Qi and	60g	Box	6,000	550	3,300,000
Relieving Constipation
Total amount in RMB (Capitalized): Thirteen Million Three Hundred Thousand

2. Quality Requirements: the quality of products should be in line with the Chinese Pharmacopoeia and the Standards of Pharmaceuticals Industry.

3. Place of Delivery: warehouse of the acquirer.

4. Time Limit of Delivery and Receipt: within 30 days from the order date.

5. Transportation Mode, Arrival Place and Freight Payer: the Supplier shall delivery the products to the Acquirer in _____days at the arrival place of the Acquirer’s warehouse , the Acquirer shall be responsible for the freight and the unloading charges after arrival of the goods.

6. Ways of Check and Acceptance: after the receipt of the products by the Acquirer, they could raise an objection to the Supplier in writing within 7 days started from the receipt if any of the category, specification, quantity and quality does not match the contract requirements, otherwise the products would be deemed to be in accordance with the standards. Similarly the Supplier should make the response with handling suggestions within 7 days started from receiving the written objection from the Acquirer, otherwise they should be considered as acquiescence with the objection.

7. Settlement Form and Time Limit: Wire Transfer on a Monthly Basis

8. Default Responsibility: if there is overdue payment by the Acquirer, they should pay 10% of the overdue part as liquidated damages.

9. Solutions of Contractual Dispute: if any dispute occurs, the Supplier and the Acquire should resolve the dispute through consultation, when no results come to the end, the dispute would be applied to an arbitral authority in the Supplier’s area for arbitration.

10. Other Terms Appointed: the Supplier promises to provide other products on the basic of factory prices.

11. Notice: The Contract is in quadruplication, every piece is legally of equal effect after being signed and sealed by the Parties.

the Supplier:	the Acquirer:
(Special Contract Seal of Tianjin Boai	(Special Contract Seal of Hebei
Pharmaceutical Co., Ltd.)	Dongsheng Yinghua Medicine Co, Ltd.)
Company Name:	Company Name:
Tianjin Boai Pharmaceutical Co., Ltd.
Company Address:	Company Address:
No. 4, Ronghua Road, Nanhe Town,
Xiqing District, Tianjin
Signatory Representative:	Signatory Representative:
Opening Bank:	Opening Bank:
Tianjin Binhai Rural Commercial Bank
Co., Ltd., Ningfa Subbranch
Opening Account No.:	Opening Account No.:
9101101000010000004209
Tax No.: 12011730358629	Tax No.:
Telephone: 022-27610853	Telephone:
Fax: 022-27610853	Fax:
Pose Code:	Pose Code:

Duration of the Contract: from Jan. 4 2010 to Jan. 3, 2011 .